  Exhibit 99.1

September 23, 2011

Re: ICON Cash Flow Partners, L.P. Seven Liquidating Trust (the “Trust”)

Dear Registered Representative:

    As you are aware from previous correspondence, the Trust’s only asset is an investment in North Sea (Connecticut) Limited Partnership ("North Sea"), which entitles the Trust to receive proceeds from the litigation with Rowan Companies, Inc. ("Rowan") regarding the Rowan Halifax mobile offshore jack-up drilling rig, which was destroyed in 2005 as a result of Hurricane Rita.  On July 22, 2011, an agreement was reached to settle all claims related to the dispute with Rowan regarding, among other things, the value of the rig and the amount of insurance Rowan was required to maintain on the rig.  The agreement provides for an approximately $27.5 million payment to North Sea in settlement of all claims of the parties, of which the Trust’s gross portion is approximately $11.7 million.  In addition, the settlement ends the uncertainty of the outcome of the case that was pending before the Supreme Court of Texas and the potential for protracted litigation costs associated with the matter.

    On October 1, 2011, the Trust will distribute an aggregate amount of $11.5 million of funds received as a result of the settlement agreement. The distribution represents approximately $11.56 per beneficial interest and completes the final distribution of the remaining assets of the Trust, subject to the creation of a reserve for the payment of known claims or obligations or those that are likely to arise.  Accordingly, the Trust will be terminated following the distribution and its reporting obligations with the U.S. Securities and Exchange Commission (Forms 10-K and 8-K) will cease at that time. Once it has been determined that all claims, expenses, charges, liabilities and obligations of the Trust have been satisfied, all remaining reserves, if any, will be distributed to the beneficial owners of the Trust.

    Your clients will also receive similar notification from us advising them of the information set forth above.  Should you have any questions please call our Investor Relations Department at 1-800-343-3736.

Sincerely,

ICON Capital Corp.

100 Grossman Drive, Suite 301 Braintree, MA 02184  www.iconinvestments.com

October 1, 2011

Re: ICON Cash Flow Partners, L.P. Seven Liquidating Trust (the “Trust”)

Dear Investor:

As you are aware from previous correspondence, the Trust’s only asset is an investment in North Sea (Connecticut) Limited Partnership ("North Sea"), which entitles the Trust to receive proceeds from the litigation with Rowan Companies, Inc. ("Rowan") regarding the Rowan Halifax mobile offshore jack-up drilling rig, which was destroyed in 2005 as a result of Hurricane Rita.  On July 22, 2011, an agreement was reached to settle all claims related to the dispute with Rowan regarding, among other things, the value of the rig and the amount of insurance Rowan was required to maintain on the rig.  The agreement provides for an approximately $27.5 million payment to North Sea in settlement of all claims of the parties, of which the Trust’s gross portion is approximately $11.7 million.  In addition, the settlement ends the uncertainty of the outcome of the case that was pending before the Supreme Court of Texas and the potential for protracted litigation costs associated with the matter.

On October 1, 2011, the Trust will distribute an aggregate amount of $11.5 million of funds received as a result of the settlement agreement. The distribution represents approximately $11.56 per beneficial interest and completes the final distribution of the remaining assets of the Trust, subject to the creation of a reserve for the payment of known claims or obligations or those that are likely to arise.  Accordingly, the Trust will be terminated following the distribution and its reporting obligations with the U.S. Securities and Exchange Commission (Forms 10-K and 8-K) will cease at that time. Once it has been determined that all claims, expenses, charges, liabilities and obligations of the Trust have been satisfied, all remaining reserves, if any, will be distributed to the beneficial owners of the Trust.

Should you have any questions please call our Investor Relations Department at 1-800-343-3736.

Sincerely,

ICON Capital Corp.

100 Grossman Drive, Suite 301 Braintree, MA 02184  www.iconinvestments.com